UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

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Microvast Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

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Delaware (State or Other Jurisdiction of Incorporation)	001-38826 (Commission File number)	83-2530757 (IRS Employer Identification No.)
12603 Southwest Freeway, Suite 300 Stafford, Texas 77477 (Address of Principal Executive Offices, including Zip Code)

(281) 491-9505
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.0001 per share	MVST	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	MVSTW	The Nasdaq Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Financial Officer

On June 28, 2024, Microvast Holdings, Inc. (the “Company”) approved the appointment of Mr. Yaser Ali to Chief Financial Officer of the Company, effective July 5, 2024.

Prior to joining the Company, Mr. Ali, age 43, most recently served as Chief Financial Officer of Vision Technologies LLC since August 2022. Prior to Vision Technologies LLC, Mr. Ali held numerous leadership positions in finance, serving as Chief Financial Officer and Vice President of Finance of BayWa-R.E Solar from October 2022 to July 2023, Chief Financial Officer, General Manager and Vice President of GreenFox Services from July 2019 to January 2022 and Regional Finance Controller for Operational Finance of Amazon.com, Inc. from March 2016 to July 2019.

In connection with Mr. Ali’s appointment, the Company entered into an offer letter (the “Offer Letter”) pursuant to which Mr. Ali will receive (i) an annual base salary of $325,000, (ii) a target bonus opportunity of 25% of his annual base salary based on individual and Company performance, (iii) a one-time grant of restricted stock units with an aggregate grant date value of approximately $75,000, vesting in equal annual installments over three years, (iv) reimbursement by the Company of up to $20,000 for reasonable and customary expenses incurred by Mr. Ali for his relocation within the first four months of employment with the Company and (v) eligibility to participate in the Company’s long-term incentive program and other employee benefits and paid time off policies.

In addition to accrued obligations owed to Mr. Ali upon his termination of employment for any or no reason, the Offer Letter also provides for the following severance benefits (the “Severance Benefits”) upon Mr. Ali’s termination of employment: (i) if Mr. Ali’s employment is terminated by his death or disability, Mr. Ali will be entitled to receive any earned but unpaid annual bonus for the completed fiscal year prior to the year of termination and a pro-rata portion of his annual bonus for the fiscal year of termination, (ii) if Mr. Ali’s employment is terminated by the Company without “Cause” or by Mr. Ali’s resignation for “Good Reason” (each as defined in the Offer Letter), Mr. Ali will be entitled to receive continued payment of his base salary for a period of six months and any earned but unpaid annual bonuses for the completed fiscal year prior to the year of termination. Receipt of the Severance Benefits is conditioned on Mr. Ali’s execution and non-revocation of a general release of claims in favor of the Company and continued compliance with any restrictive covenants applicable to him.

There are no arrangements or understandings between Mr. Ali and any other person pursuant to which Mr. Ali was appointed. There are no family relationships between Mr. Ali and any director or executive officer of the Company, and he has no interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter, dated as of June 28, 2024, by and between Microvast Holdings, Inc. and Yaser Ali
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICROVAST HOLDINGS, INC.

Date: July 5, 2024	By:	/s/ Wu Yang
Name: Wu Yang
Title: Chief Executive Officer